SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The following risk factors supplement the risk factors of Thornburg Mortgage, Inc. (the “Company”) that have been previously disclosed in the Company’s filings made under the Securities Exchange Act of 1934, as amended. The risk factors listed below should be read in conjunction with the risk factors disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and Annual Report on Form 10-K/A for the year ended December 31, 2007. Any capitalized terms not defined herein shall have the meaning given such terms in our Annual and Quarterly Reports and our Current Report on Form 8-K filed on October 6, 2008. The risk factors are as follows:

RISK FACTORS

Risks Related to Us and Our Business

The occurrence of recent adverse developments in the mortgage finance and credit markets has adversely affected our business, our liquidity and our stock price and has raised substantial doubt about our ability to continue as a going concern.

In recent months, the mortgage industry has come under enormous pressure due to numerous economic and other industry-related factors. Many companies operating in the mortgage sector have failed and others are facing serious operating and financial challenges. At the same time, many mortgage-backed securities have been downgraded and delinquencies and credit performance of mortgage loans in the industry have deteriorated. We faced significant challenges during the second half of 2007 and the first half of 2008 due to these adverse conditions in the mortgage industry and the difficulties we experienced in pricing and financing our mortgage assets, and continue to face these challenges in 2008. These conditions may not stabilize or they may worsen for the foreseeable future.

The residential mortgage market has continued to encounter difficulties which have adversely affected our performance. In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase. In addition, in recent months residential property values in many states have declined after extended periods during which those values appreciated. A sustained decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to option ARM mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Compounding this issue, the adoption of tighter underwriting standards throughout the mortgage loan industry may adversely affect the ability of borrowers to refinance these loans and avoid default, particularly borrowers facing a reset of the monthly payment to a higher amount. To the extent that delinquencies or losses continue to increase for these or other reasons, the value of our mortgage-backed securities and the remaining mortgage loans held in our portfolio will be further reduced. These conditions may not be stabilized and may continue to worsen for the foreseeable future.

Our ability to meet our long-term liquidity requirements is subject to the renewal of our credit and repurchase facilities and/or obtaining other sources of financing, including additional debt or equity from time to time. Recent adverse changes in the mortgage finance and credit markets have eliminated or reduced the availability, or increased the cost, of significant sources of funding for us. We may not be able to access sources of funding or, if available to us, we may not be able to negotiate favorable terms. Any decision by our lenders and/or investors to make additional funds available to us in the future will depend upon a number of factors, such as our compliance with the terms of our existing credit arrangements, our financial performance, industry and market trends in our various businesses, the lenders’ and/or investors’ own resources and policies concerning loans and investments, and the relative attractiveness of alternative investment or lending opportunities. If we cannot raise cash by selling debt or equity securities, we may be forced to sell more of our assets at unfavorable prices or discontinue various business activities. Consistent with the broader market decline in the issuance of mortgage-backed securities, we did not complete a securitization in the second quarter of 2008.

We may be required to sell loans on a whole loan basis and liquidate our assets to repay short-term borrowings. Margin calls may result when our lenders evaluate the market value of the collateral securing our financing arrangements and require us to provide them with additional equity or collateral to secure our borrowings. Beginning in August 2007 and continuing through the current date, the fair value of our ARM Assets as well as our hedging instruments declined, our margin requirements on our financing increased and in the second half of 2007 and the first half of 2008, we sold a significant amount of assets and terminated interest rate swap agreements in order to reduce our exposure to further margin calls on recourse borrowings and hedging transactions. In March 2008, we received a significant amount of margin calls, which significantly exceeded our available liquidity, and we were unable to meet a portion of these margin calls. Although we have entered into the Override Agreement which was intended to freeze additional margin calls through March 16, 2009 unless a security is downgraded by a rating agency, there is no assurance that we will be able to obtain sufficient liquidity in order to satisfy our liabilities, that the value of our purchased ARM Assets and hedging instruments will not decline further, that we will be able to meet the margin calls if securities securing our obligations under the reverse repurchase agreements are downgraded by a rating agency, that the Override Agreement will not be terminated by the counterparties if we do not meet certain conditions, that we will obtain new financing for the assets subject to the Override Agreement when it terminates, and that, if the Override Agreement is terminated, the counterparties will not make additional margin calls or that we will be able to satisfy additional margin calls, if any, or that we will be able to continue as a going concern.

Since entering into the Override Agreement, the rating agencies have been taking significant actions on their ratings of all classes of mortgage securities. As a result, we have experienced ratings downgrades of $79.0 million in current face value and $36.4 million carrying value of MBS through June 30, 2008 and $1.7 billion in current face value and $1.1 billion carrying value of MBS between June 30, 2008 and August 22, 2008 on the mortgage-backed securities collateralizing the reverse repurchase agreements. As a result of these downgrades, beginning in July 2008, the Override Agreement counterparties made a series of margin calls and have withheld funds payable to us under both the Override Agreement and warehouse lines. These actions and the positions asserted by the counterparties are in direct conflict with our understanding of certain key features of the Override Agreement, including, among other things, whether the aggregate amount of all margin calls under the Override Agreement is subject to a $350 million cap, whether margin calls on downgraded collateral may also be based on changes in the market price for underlying collateral as opposed to changes in haircut only, whether the liquidity fund established by us as required by the Override Agreement can be used for corporate purposes (other than paying margin calls), whether certain monthly interest collected on collateral and certain proceeds of sales of collateral must be remitted to the company in a timely manner and whether certain counterparties have valid rights of set-off under other agreements with us. Despite ongoing negotiations to date, we have not been able to reach a satisfactory agreement with the Override Agreement counterparties. Further, the Override Agreement counterparties continue to withhold virtually all cash owed to us under both the Override Agreement and our warehouse lines. There can be no assurances that we will be able to reach a successful resolution with any or all of the counterparties to the Override Agreement or that we will not receive further margin calls from one or more of the counterparties to the Override Agreement, or that we will not receive margin calls from one or more of the counterparties that will exceed the balance of the liquidity reserve fund. Furthermore, if we fail to reach a satisfactory agreement with the counterparties to the Override Agreement, the counterparties may attempt to terminate the Override Agreement.

The price of our Common Stock declined significantly as a result of these events and the impact on our results of operations. There is no assurance that our stock price will not continue to experience significant volatility as mortgage-backed security prices continue to decline.

The Override Agreement may be terminated by the counterparties prior to March 2009 in certain circumstances, in which case certain of our obligations under our reverse repurchase, securities lending and auction swap agreements will become immediately due and payable.

The counterparties may terminate the Override Agreement if we do not comply with certain covenants and restrictions. For example, they may terminate if we do not pay them all of the principal and 20% (or 30% in certain circumstances) of the interest payments received with respect to the collateral securing the reverse repurchase, securities lending and auction swap agreements, if we fail to comply with certain obligations under the Override Agreement, if we fail to maintain the liquidity reserve fund, if we fail to take certain other actions as specified therein, or if we voluntarily or involuntarily become a debtor in a bankruptcy proceeding. In the event the Override Agreement is terminated under these circumstances, certain of our obligations under those reverse repurchase, securities lending and auction swap agreements may become immediately due and payable.

In addition, beginning in July 2008, the Override Agreement counterparties made a series of margin calls and have withheld funds payable to us under both the Override Agreement and warehouse lines. These actions and the positions asserted by the counterparties are in direct conflict with our understanding of certain key features of the Override Agreement. Despite ongoing negotiations to date, we have not been able to reach a satisfactory agreement with the Override Agreement counterparties. If we fail to reach a satisfactory agreement with the counterparties to the Override Agreement, the counterparties may attempt to terminate the Override Agreement.

We have a substantial amount of debt and various contractual agreements that are secured by substantially all of our assets, which may limit our ability to react to economic changes or repay our debt.

In connection with the Financing Transaction, we issued $1.15 billion in aggregate principal amount of Senior Subordinated Notes. In early October 2008, the Company issued additional Senior Subordinated Notes in the aggregate principal amount of $102.0 million and $13.5 million, as PIK Notes and Consent Notes, respectively. We also have $305 million in aggregate principal amount of Senior Notes and $240 million in aggregate principal amount of Subordinated Notes. Furthermore, our interest in the unpaid principal amount of a substantial amount of mortgage-backed securities and our rights under any repurchase agreement, reverse repurchase agreements, swap agreements, loan agreements and other agreements to which we are a party relating to the foregoing were granted to the participants under the Principal Participation Agreement.

Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, refinance all or a portion of our existing debt or obtain additional financing. We may not be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.

The Senior Subordinated Notes are secured by a subordinated lien on certain of the Company’s assets, including, among other things, the interest payments due from assets covered by the Override Agreement, and guaranteed by certain of our subsidiaries. The Senior Notes are also secured by the same assets and guaranteed by the same significant subsidiaries of the Company. The security interests securing the Senior Subordinated Notes and the Senior Notes, along with our obligations under the Override Agreement and the rights granted under the Principal Participation Agreement, leave us with almost no assets that are not subject to a lien, the Override Agreement or the Principal Participation Agreement. The resulting absence of any significant assets not subject to a lien, the Override Agreement or the Principal Participation Agreement for the foreseeable future may limit our ability to react to economic changes or obtain additional funding if necessary. Additionally, we may be unable to refinance the Senior Notes or the Senior Subordinated Notes if the Principal Participation Agreement is still in effect at the time such notes become due. If we are unable to make timely interest, principal or other payments under these agreements, our lenders could proceed against the collateral granted to them to secure their indebtedness.

Our debt instruments and other financing agreements impose restrictions on us that may adversely affect our ability to operate our business.

Our ability to comply with the financial covenants under the indentures governing the Senior Notes and the Senior Subordinated Notes as they currently exist or as they may be amended, and under certain other financing agreements may be affected by many events beyond our control and our future operating results may not allow us to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with those financial covenants, certain nonfinancial covenants or to comply with the other restrictions contained in such agreements or instruments could result in a default, which could cause such indebtedness or obligations under our financing agreements (and by reason of cross-default provisions, other indebtedness or obligations) to become immediately due and payable. If those lenders, or the lenders under our other debt or financing agreements, accelerate the payment of such indebtedness obligations or our counterparties under our Reverse Purchase Agreements make margin calls, we may not be able to make payments immediately and continue to operate our business.

The indentures relating to the Senior Notes and/or the Senior Subordinated Notes and certain of our other financing agreements contain restrictive covenants that require us to maintain a specified financial ratio. In addition, the indentures contain restrictive covenants, such as limitations on the our and our subsidiaries’ ability to incur, assume or guarantee indebtedness, issue redeemable stock and preferred stock, pay dividends or distributions or redeem or repurchase capital stock, prepay, redeem or repurchase debt that is junior in right of payment to such notes, make loans, investments and capital expenditures, incur liens, layer indebtedness, restrict dividends, loans or asset transfers from our subsidiaries, sell or otherwise dispose of assets, including capital stock of subsidiaries, consolidate or merge with or into, or sell substantially all of our assets to, another person, enter into transactions with affiliates or enter into new lines of business. Certain of our other financing agreements also contain restrictive covenants. The indenture governing the Senior Subordinated Notes also prohibits us from issuing additional debt that is senior to such notes, with limited exceptions.

We face increasing competition in our market from banks and other financial institutions.

We may not be able to compete effectively in originating or acquiring ARM Assets, which could adversely affect our results of operations. Our lending markets are highly competitive. The increasingly competitive environment is a result of changes in the availability and terms of credit in the mortgage finance market. Banks have access to alternative sources of mortgage financing such as FDIC-insured deposits and Federal Home Loan Bank products which are not available to us. We also compete with government-sponsored entities such as Fannie Mae and Freddie Mac in purchasing and originating ARM Assets. These institutions that are larger than we are may have greater access to capital markets, may be able to offer products similar to ours at lower costs and may offer a broader array of services. We also face intense competition from internet-based lending companies where entry barriers are low. Increased competition may result in a decrease in our loan originations or a higher cost to originate loans.

Recently, the federal government has enacted several measures to stem the deterioration of the economy, including the adoption of legislation that could comparatively benefit our competitors. See “Risk Factors—Risks Related to Government Regulation—New regulatory laws affecting the mortgage industry may increase our costs and decrease our mortgage origination and acquisition.”

Risks Related to Government Regulation

New regulatory laws affecting the mortgage industry may increase our costs and decrease our mortgage origination and acquisition.

The regulatory environments in which we operate have an impact on the activities in which we may engage, how the activities may be carried out, and the profitability of those activities. Therefore, changes to laws, regulations or regulatory policies can affect whether and to what extent we are able to operate profitably. For example, in December 2007 the Federal Reserve proposed amendments to Regulation Z, which would (1) prohibit lenders from paying mortgage brokers “yield spread premiums” that exceed the amount the consumer had agreed in advance the broker would receive; (2) prohibit certain servicing practices, such as failing to credit a payment to a consumer’s account when the servicer receives it, failing to provide a payoff statement within a reasonable period of time, and “pyramiding” late fees; (3) prohibit a creditor or broker from coercing or encouraging an appraiser to misrepresent the value of a home; prohibit seven misleading or deceptive advertising practices for closed-end loans; for example, using the term “fixed” to describe a rate that is not truly fixed and (4) require that all applicable rates or payments be disclosed in advertisements with equal prominence as advertised introductory or “teaser” rates. Similarly, recently enacted and proposed local, state and federal privacy laws and laws prohibiting or limiting marketing by telephone, facsimile, email and the Internet may limit our ability to market and our ability to access potential loan applicants. For example, the Can Spam Act of 2003 establishes the first national standards for the sending of commercial email allowing, among other things, unsolicited commercial email provided it contains certain information and an opt-out mechanism. We cannot provide any assurance that the proposed laws, rules and regulations, or other similar laws, rules or regulations, will not be adopted in the future. Adoption of these laws and regulations could have a material adverse impact on our business by substantially increasing the costs of compliance with a variety of inconsistent federal, state and local rules, or by restricting our ability to charge rates and fees adequate to compensate us for the risk associated with certain loans.

Recently, the federal government has enacted several measures to stem the deterioration of the economy, including the adoption of legislation that directly or indirectly could affect our business. Certain of these measures, such as the Emergency Economic Stabilization Act of 2008, contain provisions that could be utilized by certain financial institutions that may be our competitors, but are not available to us at the current time. As such, we may not benefit from such measures to the same degree as certain of our competitors. Furthermore, the full impact of the recent legislation is unknown at the current time and there may be further changes to the regulatory landscape in which we operate that may have a negative impact on us.

Some states and local governments and the federal government have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Our failure to comply with these laws could subject us to monetary penalties and could result in the borrowers rescinding the mortgage loans, whether held by us or subsequent holders. Lawsuits have been brought in various states making claims against assignees of these loans for violations of state law. Compliance with some of these restrictions requires lenders to make subjective judgments, such as whether a loan will provide a “net tangible benefit” to the borrower. These restrictions expose a lender to risks of litigation and regulatory sanction no matter how carefully a loan is underwritten and impact the way in which a loan is underwritten. The remedies for violations of these laws are not based solely on actual harm to the consumer and can result in damages that exceed the loan balance. Liability for violations of Home Ownership and Equity Protection Act, as well as violations of many of the state and local equivalents, could extend not only to us, but to our secured warehouse lenders, institutional purchasers of our loans, securitization trusts that hold our loans and other assignees, regardless of whether such assignee knew of or participated in the violation.

Furthermore, various federal and state laws impose significant privacy or customer information security obligations which may subject us to additional costs and legal risks and we cannot assure you that we will not be subject to lawsuits or compliance actions under such requirements. Similarly, various state and federal laws have been enacted to restrict unsolicited advertising using telephones, facsimile machines and electronic means of transmission. These laws and regulations could have a material adverse impact on our business by substantially increasing the costs of compliance or by subjecting us to lawsuits or compliance actions.

In addition to changes to legal requirements contained in statutes, regulations, case law, and other sources of law, changes in the investigation or enforcement policies of federal and state regulatory agencies could impact the activities in which we may engage, how the activities may be carried out, and the profitability of those activities. For example, state and federal agencies have initiated regulatory enforcement proceedings against mortgage companies for engaging in business practices that were not specifically or clearly proscribed by law, but which in the judgment of the regulatory agencies were unfair or deceptive to consumers. Federal and state regulatory agencies might also determine in the future that certain of our business practices not presently proscribed by any law and not the subject of previous enforcement actions are unfair or deceptive to consumers. If this happens, it could impact the activities in which we may engage, how we carry out those activities, and our profitability. We might also be required to pay fines, make reimbursements, and make other payments to third parties for past business practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

	By:	/s/ Larry Goldstone
Date: October 10, 2008		Larry Goldstone, Chief Executive Officer and President